Exhibit 99.01

Emulex Announces Preliminary Second Quarter Financial Results

COSTA MESA, Calif., January 13, 2015 - Emulex Corporation (NYSE:ELX), a leader in network connectivity, monitoring and management, announced its preliminary financial results for the second quarter of fiscal 2015 ending December 28, 2014, in advance of planned investor meetings today at the Needham Growth Conference in New York. On a preliminary basis, the Company currently anticipates revenue to be in a range of $110 million to $111 million, with non-GAAP earnings between $0.23 and $0.24 per share and GAAP earnings between $0.04 and $0.05 per share. Emulex had previously projected revenue within a range of $102 million to $108 million, with non-GAAP earnings between $0.14 and $0.18 per share and GAAP earnings between $0.00 per share and a loss of $0.04 per share, as communicated during its fiscal first quarter earnings call on October 30, 2014. Reconciliation between GAAP and non-GAAP preliminary earnings per share is included herewith.

“Emulex finished calendar year 2014 in a much stronger position led by a resilient Fibre Channel sector and benefiting from solid execution and customers’ embrace of our current product cycles,” commented Jeff Benck, president and chief executive officer (CEO), Emulex. “We look forward to building on this foundation as the broad slate of OEM qualifications of our 10Gb Ethernet products designed for next generation x86 servers ramp in the market over the next year.”

Investors interested in accessing the audio and presentation materials related to today’s Needham Growth Conference may do so by visiting the investor relations section of the Emulex website at www.emulex.com.

Emulex plans to host a conference call to discuss second quarter results on Thursday, January 29, 2015 at 2:00 p.m. PDT (5:00 p.m. EDT), during which additional information and commentary will be provided by Emulex President and CEO Jeff Benck and Senior Vice President and Chief Financial Officer Kyle Wescoat.

The conference call may be accessed live, via the Emulex website at emulex.com/investors. A replay of the call will be available for 12 months by accessing the IR webcast archive section of the Emulex website.

Exhibit 99.01

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information

Preliminary non-GAAP diluted earnings per share	$0.23 - $0.24

Items excluded, net of tax, from preliminary non-GAAP diluted earnings per share to calculate preliminary GAAP diluted earnings per share:
Amortization of intangibles	($0.09)
Stock-based compensation	($0.04)
Expenses related to the Broadcom patents	($0.03)
Accretion of debt discount on convertible senior notes	($0.02)
Tax impact of above items and other	($0.01)

Preliminary GAAP diluted earnings per share	$0.04 - $0.05

These non-GAAP earnings per share exclude certain expenses and reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We use our non-GAAP financial measures internally to better understand and evaluate our business, prepare annual budgets, and in measuring performance for some forms of compensation.

About Emulex
Emulex provides connectivity, monitoring and management solutions for high-performance networks, delivering provisioning, end-to-end application visibility, optimization and acceleration for the next generation of software-defined, telco and Web-scale data centers. The Company’s I/O connectivity portfolio, which has been designed into server and storage solutions from leading OEMs and ODMs worldwide, enables organizations to manage bandwidth, latency, security and virtualization. The Emulex network visibility portfolio enables global organizations to monitor and improve application and network performance management. Emulex is headquartered in Costa Mesa, Calif. For more information about Emulex (NYSE:ELX) please visit http://www.Emulex.com.

Investor Contact:	Press Contact:
Paul Mansky	Katherine Lane
Vice President Corporate Development and Investor Relations	Senior Director, Corporate and Marketing Communications
+1 714 885-2888	+1 714 885-3828
paul.mansky@emulex.com	katherine.lane@emulex.com

“Safe Harbor” Statement
"Safe Harbor'' Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that actual future results could differ materially from those described in the forward-looking statements as a result of a variety of factors, including those discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.” Those factors and the factors listed below could cause actual results to differ materially from those in the forward-looking statements:

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faster than anticipated declines in the demand for storage networking and fiber channel and slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems;

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the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions and the emergence of new or stronger competitors as a result of consolidation movements in the market;

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our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers or the failure of our OEM customers to successfully incorporate our products into their systems;

•	our reliance on a limited number of third-party suppliers and subcontractors for components and assembly, many of which are located outside of the United States;

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the effect on our margins of rapid migration of technology and product substitution by customers, including transitions from application specific integrated circuit (ASIC) solutions to boards for selected applications and higher-end to lower-end products, mezzanine card products or modular Local Area Network (LAN) on Motherboard (LOMs);

•	the non-linearity and variability in the level of our revenue resulting from the variable and seasonal procurement patterns of our customers;

•	the possibility that our goodwill could become impaired in the near term which would result in a non-cash charge and could adversely affect our reported GAAP operating results;

•	any inadequacy of our intellectual property protection or our ability to obtain necessary licenses or other intellectual property rights on commercially reasonable terms;

•	our ability to attract and retain key technical personnel;

•	our ability to respond quickly to technological developments and to benefit from our research and development activities as well as government grants related thereto and delays in product development;

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intellectual property and other litigation against us, with or without merit, that could result in substantial attorneys’ fees and costs, cause product shipment delays, loss of patent rights, monetary damages, costs associated with product or component redesigns and require us to indemnify customers or enter into royalty or licensing agreements, which may or may not be available;

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our dependence on sales and product production outside of the United States so that our results could be affected by adverse economic, social, political and infrastructure conditions in those countries;

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that we may fail to realize the anticipated benefits from the acquisition of Endace Limited (Endace) on a timely basis or at all which could result in an impairment of assets or be unable to complete the integration of Endace’s technology into our existing operations in a timely and efficient manner;

•	the effect of any actual or potential unsolicited offers to acquire us, proxy contests or the activities of activist investors;

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weakness in domestic and worldwide macro-economic conditions, currency exchange rate fluctuations or potential disruptions in world credit and equity markets; terrorist activities, natural disasters, or general economic or political instability and any resulting disruption in our supply chain or customer purchasing patterns; and

•	changes in tax rates or legislation, accounting standards and other regulatory changes.

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